UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 8, 2018

Virtual Crypto Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (212) 400-7198

Emerald Medical Applications Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 29, 2018, Virtual Crypto Technologies, Inc., f/k/a Emerald Medical Applications Corp. (the “Registrant”) transferred the management shares of the Registrant’s former Israeli subsidiary, Emerald Medical Applications Ltd. (“Emerald IL”) owned by the Registrant to Attorney Eviatar Knoller, Esq., with offices at 20 Lincoln, Tel Aviv-Jaffa 6713412, as trustee (the “Trustee”). The purpose of the transfer of the management shares to the Trustee, pursuant to resolution of the Registrant’s Board of Directors dated January 29, 2018, was to enable the Trustee to liquidate the management shares and/or the assets of Emerald IL to satisfy its debts.

The operations of its former subsidiary never generated any revenues and was unable to raise capital to fund its ongoing operations and satisfy its financial obligations to former employees. As a result, the former employees of Emerald IL commenced an action in a court of competent jurisdiction in Israel to liquidate Emerald IL and use any assets to satisfy the debts owed to the former employees. Effective March 8, 2018, Emerald IL ceased to be a wholly-owned subsidiary and a part of the Registrant.

The Registrant previously disclosed in its Form 10-Q for the period-ended September 30, 2017, under Note 9-Subsequent Events, that it was considering the advisability of establishing another wholly-owned Israeli subsidiary engaging in operations that should be more readily able to generate revenues and positive cash flow from operations than Emerald IL, which failed to generate any revenues.

On January 17, 2018, the Registrant formed Virtual Crypto Technologies Ltd as a new wholly-owned subsidiary under the laws of the State of Israel (“Virtual Crypto Israel”) and reported the appointment of Mr. Alon Dayan as CEO of the new subsidiary.

The Registrant filed a Form 8-K on January 24, 2018, reporting that through Virtual Crypto Israel, it entered into a binding term sheet with Chiron Refineries Ltd. (“Chiron”), a public company listed on the Tel-Aviv Stock Exchange (TASE: CHR), pursuant to which it appointed a wholly-owned subsidiary of Chiron as the exclusive distributor of products facilitating, allowing and supporting purchase and/or sale of cryptocurrencies through ATMs, tablets, PCs and/or mobile devices (the “Products”). The appointment of the Chiron subsidiary as distributor is subject to the payment by the distributor of $250,000 as an appointment fee, of which $150,000 shall be deemed an advance payment by the distributor made on account of future purchases of our Products.

The Registrant filed a Definitive Information Statement on February 12, 2018 with respect to its name change from Emerald Medical Applications Corp. to Virtual Crypto Technologies, Inc. to reflect its new operations and business focus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtual Crypto Technologies, Inc.

/s/: Yair Fudim
Name:	Yair Fudim
Title:	Chief Executive Officer

Dated: March 12, 2018